SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 15, 1998




                             THE LAMAUR CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                            0-28174                      68-0301547
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                              Identification No.)



One Lovell Avenue
Mill Valley, California                                          94941
(Address of principal executive offices)                       (Zip Code)




       Registrant's telephone number, including area code: (415) 380-8200

                                     Not applicable.
            (Former name or former address, if changed since last report)

Item 2.  Other Events.

On July 15, 1998, The Lamaur Corporation (Lamaur) entered into an asset sale agreement with Zotos International, Inc., a subsidiary of Shiseido Co., Ltd., Tokyo, Japan, for the sale of the Companys Professional Salon Brands, including goodwill, inventory and other related assets. The purchase price is anticipated to be $11 million. The transaction closed on July 31, 1998. The proceeds of the sale will be used to pay down a portion of the Companys bank debt, reduce trade payables and for working capital.

Item 7.  Financial Statements and Exhibits.

         (a)       Financial statements of business acquired.    None.

         (b)       Pro forma financial information.

                   The unaudited pro forma condensed statement of operations of The Lamaur Corporation for the twelve months ended December 31, 1997, for the six months ended June 30, 1998 and _____________ are attached hereto as exhibit
99.1 and incorporated herein by reference.

         (c)  Exhibits.

Exhibit No.       Description

2.1 Asset Purchase Agreement by and between The Lamaur Corporation, a Delaware corporation; and Zotos International, Inc., a New York corporation dated as of July 15, 1998.

99.1 Pro Forma Fianancials

99.2 Press release dated July 15, 1998.

99.3 Press release dated August 4, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               The Lamaur Corporation



August 17, 1998           By:      /s/ John D. Hellmann
                                   John D. Hellmann,
                                   Vice President, Chief Financial Officer
                                   and Secretary

                                  Exhibit Index




Exhibit No.  Description
2.1 Asset Purchase  Agreement by and between The Lamaur
Corporation, a Delaware corporation; and Zotos International, Inc., a New York corporation dated as of July 15, 1998.

99.1 Pro Forma Financials

99.2 Press release dated July 15,  1998.

99.3 Press release dated August 4, 1998.

Exhibit 2.1
                            ASSET PURCHASE AGREEMENT

                                 by and between

                             The Lamaur Corporation,
                             a Delaware corporation;

                                       and

                           Zotos International, Inc.,
                             a New York corporation.

                         _______________________________

                            Dated as of July 15, 1998

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this Agreement) is entered into as of July 15, 1998 by and between THE LAMAUR CORPORATION, a Delaware corporation (Seller), and ZOTOS INTERNATIONAL, INC., a New York corporation (Purchaser).


                                    RECITALS

A. Seller is engaged in, among other things, the business of developing, formulating, manufacturing and marketing personal hair care products and other styling aids under the APPLE PECTIN, APPLE PECTIN NATURALS, NUCLEIC A,
VITA/E,  PATIVA,  LAMAUR  and  other  brand  names  (collectively,   the
Brands);

B. Purchaser is interested in purchasing from Seller, and Seller is interested in selling to Purchaser, certain assets related to the Brands;

C. Purchaser is interested in licensing from Seller, and Seller is interested in licensing to Purchaser, certain assets related to the Lamaur Brand; and

D. The parties to this Agreement desire that Seller sell, assign, transfer and convey to Purchaser, and that Purchaser purchase and acquire from Seller, certain assets of Seller related to the Brands, in exchange for cash and Purchasers assumption of certain specific obligations and liabilities related to the Brands, all according to the terms and conditions but subject to the limitations set forth in this Agreement.

NOW,  THEREFORE,  in  consideration  of  the  representations,   warranties  and
covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

Affiliate
 of a Person shall mean any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

Business shall mean Sellers open and exclusive, worldwide professional hair care products business relating to the manufacture, development, marketing, distribution and sale of permanent wave products, shampoos, conditioners, mousses, gels, hair sprays and other styling aids, hair coloring and other personal hair and skin-care products that are sold to the Professional Market.

Products shall mean any and all products marketed by the Business, all modifications thereof and such additional products based thereon, derived therefrom or related thereto, including but not limited to those products set forth on Schedule 1.3 of the Seller Disclosure Schedule (as defined below), and all files and books and records related thereto.

Assets shall mean, collectively, all right, title and interest in and to all of the Inventory, Products and Intellectual Property, all rights and benefits of Seller in, to and under the Assumed Contracts, the Ordinary Course P.O.s and all Miscellaneous Assets.

Assumed Contracts shall mean only the Ordinary Course P.O.s and those Contracts set forth on Schedule 0 of the Seller Disclosure Schedule except those, if any, which are specifically identified as not being assumed by Purchaser and excluding those there listed for which Seller has not received an executed signature page from the other party thereto by Thursday, July 16, 1998.

Code shall mean the Internal Revenue Code of 1986, as amended.

Confidentiality Agreement shall mean the mutual confidentiality agreement, dated April 17, 1998, as amended, by and between Purchaser and Seller.

Customers shall mean those Customers listed on Schedule 0 of the Seller Disclosure Schedule, which Schedule 0 includes contact, pricing, discount, returns and aging information for each Customer.

Encumbrances shall mean any and all restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, mortgages, restrictions, security interests, assessments, options, and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Assets.

Environmental  Laws  shall  mean  all  applicable  foreign,   federal,  state,
provincial and local laws, ordinances, rules, statutes, regulations, orders, writs, injunctions, awards, judgments and decrees pertaining to the protection of the environment and pertaining to environmental matters.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Escrow Agent shall mean a national banking institution selected by Purchaser and Seller.

Escrow  Agreement  shall mean the Escrow  Agreement among Seller,
Purchaser and the Escrow Agent, in substantially the form of Exhibit A.

Escrow Fund  shall have the meaning set forth in the Escrow  Agreement.

GAAP shall mean generally accepted accounting principles, as in effect in the United States from time to time.

Governmental Entity shall mean any court, or any federal, state, municipal, provincial or other governmental authority, department, commission, board, service, agency or other instrumentality.

Intellectual Property shall mean any and all of the following developed or under development for or in, or used in or relating to, the Business
(a) trademarks, trade secrets, service marks, patents and patent applications (including applications to register), (b) related know-how, (c) copyrights, moral rights, trade dress, trade names, logos and other rights in works of authorship, or other intellectual property for or relating to, the Business (whether registered or unregistered), including all applications therefor,
(d) inventions, ideas, discoveries, technologies, customer lists, and vendor lists, distributor lists, pricing information, sales records, advertising and promotional materials, methodologies, processes, product information, formulae (including product formulations and formulations currently being tested), databases, designs, industrial designs, design information, service codes, manufacturing processes and specifications, algorithms, engineering specifications and work papers, techniques, prototypes and development, research and development (both completed and in progress) work-in-progress and all other intangible, intellectual, proprietary and industrial property rights, (e) all rights of Seller pursuant to any waivers or similar documents, (f) tangible embodiments, documentation and media developed by or for Seller constituting, describing or relating to any of (a) through (e) above, including internet domain names which relate exclusively thereto which internet domain names, for the avoidance of doubt, shall exclude any which use the name Lamaur, (g) copies of the items described in (a) through (e) above and (h) goodwill, files, books and records, licenses, written agreements, registrations or applications relating to any of (a) through (f) above and (i) the assets described on
Schedule 0 of the Seller Disclosure Schedule; provided, however, that the definition of Intellectual Property shall not include the Lamaur Brand Name.

Inventory shall mean all finished goods inventory of Seller related to the Business and all files and books and records related thereto.

Inventory Value shall have the meaning set forth in Section 2.5(a).

Lamaur Brand shall mean personal hair care products and other styling aids sold exclusively under the name LAMAUR.

Lamaur Brand Name shall mean any and all of the following developed or under development exclusively for or in, or used in or relating exclusively to, the Lamaur Brand: (i) trademarks, (ii) trade dress, (iii) trade names, and (iv) logos, including all registrations and applications therefor, but shall not include any of the items described in (i) through (iv) relating to the Business.

Laws or Decrees shall mean all applicable foreign, federal, state, provincial and local laws, ordinances, rules, statutes, regulations and all orders, writs, injunctions, awards, judgments or decrees (including Environmental Laws).

Liability  shall  mean  any  direct  or  indirect   liability,   indebtedness,
obligation, claim, guarantee or endorsement, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether due or to become due, whether determined or determinable, or whether liquidated or unliquidated.

License Agreement shall have the meaning set forth in Section 2.1(b) hereof.

Losses shall mean any loss, demand, action, cause of action, assessment, damage, liability, cost or expense, including without limitation, interest, penalties, fines, fees, deficiencies, claims of damage, attorneys and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof.

Manufacturing Agreement shall mean the agreement between Seller and Purchaser in the form of Exhibit B.

Miscellaneous Assets shall mean the assets, if any, listed on Schedule 0 of the Seller Disclosure Schedule, including Sellers right and interest in any prepaid expenses set forth therein.

Patent License Agreement shall mean the license referred to in Section 2.1(d).

Permit shall mean all permits, approvals, franchises, licenses or other rights granted to Seller by governmental authorities relating to the Assets or the lawful conduct of the Business as and where presently conducted by Seller.

Person shall mean any individual, corporation, partnership, joint venture, limited liability corporation or partnership, trust, association or other entity (governmental or private).

Professional Market means salon chains, salon franchises, independent salons, professional beauty distributors and stores selling only to licensed cosmetologists, or professional beauty distributors and stores promoting to licensed cosmetologists, including such stores that sell to both licensed cosmetologists and to consumers, and the sale of products under the Beautilac trademark in Puerto Rico.

Purchase Price shall have the meaning set forth in Section 0 hereof.

Security Agreement shall mean a security agreement granting Purchaser a security interest in the property licensed under the License Agreement.

Solvent shall mean that the fair saleable value on a going concern basis of the assets and property of Seller is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Seller as of such date and that, as of such date, Seller is able to pay all of its liabilities as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

Suppliers shall mean each supplier of raw materials and components used in the manufacture of the Products including those specified in Schedule 1.35 of the Seller Disclosure Schedule.

Transaction Documents shall mean this Agreement, the Manufacturing Agreement, the Transition Services Agreement, the Escrow Agreement, the License Agreement, the Security Agreement, the Patent License Agreement and the other agreements entered into in connection with Acquisition.

Transition Services Agreement shall mean a form of the Transition Services Agreement between Seller and Purchaser to be negotiated prior to Closing.

Ordinary Course P.O. shall mean any purchase orders for the purchase of Products which at the Closing Date, are unfulfilled in whole or in part, and were accepted by Seller in the ordinary course and are on terms consistent with past practices.

 Descriptive Headings; Certain Interpretations.

Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Whenever any party makes any representation, warranty or other statement to such partys knowledge, such party will be deemed to have made reasonable inquiry into the subject matter of such representation, warranty or other statement.

Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) or and any are not exclusive and include and including are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

Purchase and Sale of Assets and Assumption of Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing Date:

Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Sellers right, title and interest in and to the Assets, free and clear of all Encumbrances;

Seller shall license to Purchaser, and Purchaser shall license from Seller certain rights in the brand names LAMAUR, STYLE and STYLAC, pursuant to the terms and conditions set forth in the form of license agreement (the License Agreement) attached hereto as ExhibitC with such changes as the parties mutually agree;

Seller shall assign to Purchaser, and Purchaser shall assume from Seller, all of Sellers rights and obligations under the Assumed Contracts; and

Seller shall license to Purchaser patents #s 5,462,727 and 5,656,257, on the following terms: Purchaser will be granted a perpetual, exclusive, royalty free, worldwide, license for the sale of all Products to the Professional Market. Further, as to any of Sellers inactive patents #4,552,685, 5,344,643 and 1,156,151, which the parties determine in good faith are applicable to Products for the Professional Market as well as to the consumer market for hair care products, Purchaser shall be granted a license to such patent(s) on the terms provided in this Section 2.1(d). If the parties determine in good faith that any of such inactive patents related exclusively to Products for the Professional Market, Seller shall transfer ownership of such patents to Purchaser without the payment of any additional consideration.

(collectively, (a), (b), (c) and (d) are hereinafter referred to as the Acquisition).

In connection with the Acquisition, on the Closing Date, Seller shall take (and shall cause its Affiliates to take) any and all actions that may be required, or reasonably requested by Purchaser, to transfer good and marketable title to all of the Assets including, without limitation, the Intellectual Property, free and clear of all Encumbrances to Purchaser. Seller shall deliver possession of all of the Assets to Purchaser on the Closing Date and Seller shall further deliver to Purchaser proper assignments, bills of sale, conveyances and other instruments of sale and/or transfer in forms reasonably satisfactory to counsel to Purchaser in order to convey to Purchaser good and marketable title to all Assets, free and clear of all Encumbrances. Possession of the Inventory shall pass at Sellers warehouse and Purchaser shall be responsible for the costs of shipment therefrom in accordance with the shipping costs as provided in
Schedule 1(c) of the Manufacturing Agreement.

         Assumption of Liabilities under Assumed Contracts.

Subject to and upon the terms and conditions of this Agreement, effective as of the Closing Date, Purchaser agrees to assume from Seller and to pay, perform and discharge according to their terms all of the Liabilities arising after the Closing Date under the Assumed Contracts other than (A) Liabilities performed or paid, or required under any Assumed Contracts to have been performed or paid, on or prior to the Closing Date, (B) Liabilities arising from any breach or default of any Assumed Contracts to the extent occurring (or arising from facts and/or activities occurring) on or prior to the Closing Date, or (C)Liabilities arising from any tort, infringement or violation of law by Seller that occurred (or arose from facts occurring) on or prior to the Closing Date and (D) any claims, disputes and Liabilities with respect to products sold or manufactured on or prior to the Closing Date. For purposes of clause (D) only of the foregoing sentence, unless otherwise determinable, claims, disputes or liabilities asserted, arising or incurred (i) within three months following the Closing Date shall be deemed to be attributable to products sold or manufactured on or prior to the Closing Date and (ii) after three months following the Closing Date shall be deemed to be attributable to products sold or manufactured after the Closing Date.

Except as expressly set forth in Section 0(0) above, Purchaser shall not assume or become liable or obligated in any way, and Seller shall retain and remain solely liable for and obligated to discharge and indemnify and hold Purchaser and Purchasers Affiliates harmless for, all Liabilities, debts, expenses, accounts payable, contracts, agreements, commitments, obligations, claims, suits and other liabilities of any nature whatsoever of Seller, whether known or unknown, accrued or not accrued, fixed or contingent, current or arising hereafter, due or to become due, determined or determinable, liquidated or unliquidated, related or unrelated to the Business (collectively referred to herein as Excluded Liabilities).

Seller agrees to take such commercially reasonable actions necessary in order to cause each Supplier to release to Purchaser any Assets which are in the possession of such Supplier, which such obligation of Seller shall include, as soon as reasonably practicable after the execution of this Agreement, delivery of a letter to each Supplier, informing such Supplier that as soon as reasonably practicable after the Closing Date, any Assets in such Suppliers possession shall be released forthwith to Purchaser pursuant to Purchasers reasonable instructions relating thereto; provided, however, that Seller shall have no obligation under this subsection (c) if the Purchaser arranges to have such Supplier continue to produce any applicable Products for the benefit of Purchaser on the same terms as such Products were produced by such Supplier for Seller.

Purchase Price; Sales Tax. In consideration for the purchase of the Assets Purchaser shall pay to Seller a purchase price (the Purchase Price) equal to the sum of Ten Million Nine Hundred Thousand Dollars ($10,900,000). At the Closing, Purchaser shall (a) pay to Seller $10,400,000 of the Purchase Price and $100,000 in consideration of the covenants in Section 7.6 by wire transfer to an account designated in writing by Seller and (b) deposit with the Escrow Agent $500,000 of the Purchase Price pursuant to the terms of the Escrow Agreement. Seller shall pay any excise, sales, use or transfer taxes or any other taxes, if any, relating to the Acquisition or this Agreement.

Allocation. Purchaser and Seller agree prior to Closing to allocate the Purchase Price (and all other capitalizable costs) among the Assets for tax purposes. Neither Purchaser nor Seller shall take any position for purposes of any federal, state, provincial or local income tax with respect to the allocation of the Purchase Price which is inconsistent with such allocation.

 Post-Closing Purchase Price Adjustment and Procedure.

On the Closing Date, a physical count of the Inventory shall be taken by Seller at which Purchaser shall be entitled to have representatives present (the Closing Inventory). As soon as practicable (but in no event later than 30 business days after the Closing Date), Seller shall deliver to Purchaser a statement of Inventory purchased pursuant to the Acquisition as of the close of business on the Closing Date (the Closing Statement) that lists inventory by SKU and both value thereof (and which shall include all items solely related to the Business even if carried at zero cost) based on Lamaurs past practice exclusive of any reserves (the Closing Inventory Value), which schedule shall be certified by the Vice President and Treasurer or the Chief Financial Officer of Seller as to accuracy and fairness of presentation. Inventory carried at zero cost shall be determined in a manner consistent with the Sellers inventory schedule dated June 19, 1998 previously delivered to Purchaser.

The Closing Statement shall become final and binding on Seller and Purchaser unless Purchaser gives written notice of its disagreement (a Notice of Disagreement) to Seller within twenty (20)business days following the receipt by Purchaser of the Sellers determination of the Closing Inventory Value. Any such Notice of Disagreement shall specify in all reasonable detail the nature of any disagreements so asserted. Upon such notice, the parties shall use their good faith efforts to resolve any such disagreements as promptly as practicable following the delivery of the Notice of Disagreement, provided that if any matters are not resolved by the parties within thirty (30)days after the delivery of the Notice of Disagreement, it will be referred immediately to an independent public accounting firm of national stature, which firm has not been employed by either party hereto for the two(2) years preceding the date of such referral, jointly designated by the parties current outside accountants (the Selected Accountants) which selection shall be made within thirty five (35) days of the delivery of the Notice of Disagreement. The Selected Accountants shall determine the resolution of any disagreement between the parties within thirty (30) days following such referral. The determination of such firm shall be conclusive and binding on each party. The fees and expenses of the Selected Accountants shall be paid one-half by Seller and one-half by Purchaser. The amount of Inventory Value that becomes final and binding on Purchaser and Seller under this Section 2.5 is hereinafter referred to as the Final Inventory Value.

       Promptly following the determination of the Final Inventory Value

If the Final Inventory Value is less than Three Million Five Hundred Eighty-Three Thousand Dollars ($3,583,000), then Purchaser shall be entitled to receive the total dollar amount of any such deficiency which may be received at Purchasers option by any of the following methods (or any combination thereof which totals such deficiencies):

Purchaser shall be issued a credit which may be used for future purchase of inventory from the Seller during the term of the Manufacturing Agreement but which purchases shall be at Sellers BMC as such term is defined in the Manufacturing Agreement at such values as provided in the related bills of material dated July 13, 1998 (the July BMC);

Payment in cash within 10 days of request;

Debit against the Escrow Fund as provided pursuant to the Escrow Agreement.

If the value is more than Three Million Five Hundred Eighty-Three Thousand Dollars ($3,583,000), the Purchaser shall issue a purchase order to Seller for the purchase of such amounts of inventory as exceed $3,583,000 and are less than Four Million Dollars ($4,000,000). At the sole option of Purchaser, amounts of inventory in excess of $4,000,000 may be so purchased. Payment for such additional inventory purchased hereunder shall be due within 5 business days of the determination of the Final Inventory Value and shall be at Sellers July BMC.

                                   ARTICLE III

                                   THE CLOSING

The Closing. The consummation of the Acquisition will take place at a closing to be held at the principal offices of the Purchaser (the Closing) on July 31, 1998, at 9:00 a.m., Pacific Standard Time, or at such other time, place or date as may be agreed to by the parties to this Agreement or upon which the conditions in Section 6 have been satisfied (the Closing Date).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Except as specifically set forth in Sellers disclosure schedule (the Seller Disclosure Schedule) and cross-referenced to the specific sections to which an exception is made (which references shall qualify only such cross-referenced sections), Seller hereby represents and warrants to Purchaser as set forth below:

Organization; Authorization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease and operate its property and to carry on its business as now being conducted. Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which its property is owned, leased or operated or the nature of the Business makes such qualification necessary. Seller has delivered true and complete copies of its certificate of incorporation and bylaws to Purchaser. This Agreement has been, and, upon the execution and delivery thereof by Seller, the Manufacturing Agreement and each other Transaction Document will be, duly and validly executed and delivered by Seller. Each Transaction Document constitutes, or, upon the execution and delivery thereof by Seller, each Transaction Document will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to carry out the transactions contemplated in this Agreement. All requisite corporate action on the part of Seller has been taken to authorize the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

No Conflicts; Consents. Except as set forth in Schedule 4.2 of the Seller Disclosure Schedule, the execution and the delivery of this Agreement and the other Transaction Documents by Seller do not, and the consummation of the transactions contemplated herein and therein and compliance with the provisions hereof and thereof will not, (a) conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of or give rise to any right of termination, cancellation, acceleration, modification or other right pursuant to (i) the certificate of incorporation or bylaws of Seller, (ii) any Law or Decree or (iii) any provision of any agreement or instrument, license, permit, lease, mortgage, indenture, note or other obligation to which Seller is a party or by which Seller or any of its properties or assets is bound, or (b) result in the creation or imposition of any Encumbrance upon any property or assets used or held in connection with the Business. No consent of any party or any Governmental Entity is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated in this Agreement and the other Transaction Documents.

Assets. Seller has good, valid and marketable title to all of the Assets, which, at closing, will be free and clear of all Encumbrances. At the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good, valid and marketable title and all the Sellers right and interest in and to all of the Assets, free and clear of any Encumbrances. The Assets constitute all of the assets used or held for use and needed to operate the Business as it is currently conducted and in accordance with recent historical practice. The tangible property included in the Assets is in good operating condition, reasonable wear and tear excepted.

Inventory. Set forth on Schedule 0 of the Seller Disclosure Schedule is a complete and accurate list of the Inventory as of June 19, 1998. The Inventory listed on Schedule 0 of the Seller Disclosure Schedule is all of the Inventory used or held for use in the Business. A copy of Sellers price list is included on Schedule 0 of the Seller Disclosure Schedule. Seller is not under any liability or obligation with respect to the return of any item of Inventory in the possession of wholesalers, retailers or other customers.

Litigation and Claims. There are no, and for the two years preceding the date of this Agreement there have not been any, (i) claims, actions, suits, proceedings, dispute resolution procedures or investigations in progress or pending or, to Seller s knowledge, threatened affecting Seller, the Business or the Assets (including any product liability claims), or (ii) any orders, writs, injunctions or decrees against or involving Seller, the Business or the Assets, except, in each case, as disclosed on Schedule 4.5(a) of the Seller Disclosure Schedule. Seller has delivered to Purchaser true and complete copies of all pleadings and material documents relating to such proceedings. Except as set forth on
Schedule 4.5(a) of the Seller Disclosure Schedule, there are no recalls pending or under active consideration by Seller or its Affiliates, or to the best knowledge of Seller threatened, with respect to any of the Products. The top twenty (20) customers of Seller with respect to the Products are listed on
Schedule 0(b)  of  the  Seller  Disclosure  Schedule.   No  customer  listed  on
Schedule 0(b) of the Seller Disclosure Schedule has notified Seller of such customers intent, and Seller has no knowledge that any such customer intends, to discontinue purchasing any of the Products or to otherwise materially curtail its business relationship with the Business, and there is no dispute regarding mark-downs, quality, pricing or similar matters related to the Products. The 20 largest customers have been determined on the basis of the value of Products sold for the fiscal year ended December 31, 1997. Seller maintains product liability insurance for the Products sold by Seller, and will maintain such insurance for a period of one (1) year following the Closing Date, in an amount not less than $1,000,000 per occurrence and $2,000,000 in aggregate and any related umbrella excess coverage.

Compliance with Laws and Regulations; Governmental Licenses, Etc. Seller is in compliance with all applicable Laws or Decrees with respect to or affecting the Business or the Assets or which could materially adversely affect Purchasers use and enjoyment of the Business or the Assets from and after the Closing Date. Seller is not subject to any order, injunction or decree issued by any Governmental Entity which could impair the ability of Seller to consummate the transactions contemplated herein or which could materially adversely affect Purchasers use and enjoyment of the Assets from and after the Closing Date. Seller possesses all Permits which are required in order for Seller to conduct the Business and sell the Inventory as presently sold by Seller, and is in compliance with all such Permits and no proceeding is pending or, to the knowledge of Seller, threatened to revoke or limit the effectiveness of any such Permit.

Aerosol Product Formulation. The Products to which regulatory requirements regarding aerosol formulations apply are set forth on Schedule 0 of the Seller Disclosure Schedule. The Products listed on Schedule 0 of the Seller Disclosure Schedule are in compliance with all applicable regulatory requirements regarding aerosol formulations and Seller has created and is currently testing new aerosol formulations in order to comply with proposed regulatory requirements.

Intellectual Property; Proprietary Rights. At the Closing, Seller will own and possess the exclusive right, title and interest to all Intellectual Property free and clear of all Encumbrances. Except as disclosed thereon, the Intellectual Property set forth on Schedule 0 of the Seller Disclosure Schedule has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and Sellers agents have taken such other actions to ensure full protection under any applicable laws or regulations and such registrations, filing, issuance and other actions remain in full force and effect to the extent material to the Business. There are no outstanding options, licenses, or agreements of any kind relating to any Intellectual Property, nor is Seller bound by or a party to any options, licenses, or agreements of any kind with respect to the intellectual property of any other Person. Seller has not received any communications alleging that any Intellectual Property violates any of the intellectual property of any other Person. Seller has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Intellectual Property, or the Products. To the knowledge of the Seller no Intellectual Property or product or services sold with respect to the Business or the Assets violates or infringes any rights owned or held by any other Person. To the knowledge of the Seller no Person is infringing the rights of Seller in any Intellectual Property.

Contracts and Arrangements. Except for items indicated as unsigned, each of the Assumed Contracts is valid, binding and in full force and effect and enforceable by Seller in accordance with its terms, except as enforcement may be limited by general equitable principles and the exercise of judicial discretion in accordance with such principles. Each Assumed Contract is related only to the Assets. Neither Seller nor, to Sellers knowledge, any other party, is in default under any Assumed Contract, and there are no existing disputes or claims of default relating thereto, which could reasonably be expected to have a material adverse effect on the Assets or the Business. No party to any Assumed Contract has given notice to Seller or any of its Affiliates of such partys intention, and, to Sellers knowledge, no such party intends, to cancel, withdraw, modify, fail to renew or amend such Assumed Contract. Except as set forth on Schedule 0 of the Seller Disclosure Schedule, no consents are necessary for the effective assignment to and assumption by Purchaser of any of the Assumed Contracts. True and complete copies of the Assumed Contracts have been delivered to Purchaser. Except for the Assumed Contracts, there is no agreement, contract or other understanding (written or oral) that is material to the Business or the Assets.

Operation in Ordinary Course of Business. Except as set forth on Schedule 0 of the Seller Disclosure Schedule, since December 31, 1997, Seller (i) has operated only in the ordinary course of business consistent with past practice, and
(ii) has not, in each case with respect to the Business:

suffered any event, or other occurrence that would have a material adverse effect on the business, condition, assets, liabilities, operations, condition (financial or otherwise), properties or prospects of the Business;

suffered any material casualty loss (whether or not insured) or condemnation or other taking adversely affecting the Business;

changed or committed to change the compensation payable or to become payable to any distributors, suppliers, or agents of the Business;

incurred any obligation or Liability other than obligations under customer contracts, current obligations and Liabilities incurred in the ordinary course of business and consistent with past practice;

paid, discharged or otherwise satisfied any claim or obligation relating to the Business, except in the ordinary course of business and consistent with past practice;

sold, assigned, pledged, encumbered, transferred or otherwise disposed of any tangible asset (except for obsolete equipment disposed of in the ordinary course of business consistent with past practice) or any patents, trademarks, service marks, trade names, copyrights, licenses, franchises, know-how or any other intangible asset in each case related to the Business;

taken any material write-down of the value of any asset or any material write-off as uncollectible of any accounts or notes receivable or any portion thereof;

engaged in any trade loading practices or any other promotional sales or discount activity of a material amount of Products; or

waived any material rights of value to the Business.

Accuracy of Financial Statements and Schedules. The financial statements of Seller for the year ended December 31, 1997 (the Audited Financials), which have been audited by Deloitte & Touche LLP and the unaudited financial statements for the quarter ended March 31, 1998 (the Interim Financials) (the Audited Financials and the Interim Financials are collectively referred to as the Financial Statements) are contained in the Sellers Form 10-K for the year ended December 31, 1997 (the Form 10-K) and Form 10-Q for the quarter ended March 31, 1998 (the Form 10-Q). Each balance sheet included in the Financial Statements is true, complete and correct and presents fairly the financial position of Seller as of the respective date of such balance sheet and each of the statements of income, retained earnings (deficit) and cash flows included in the Financial Statements is true, complete and correct and presents fairly the results of operations and cash flows of Seller for the periods set forth therein, in each case in accordance with GAAP, except as stated in the Financial Statements and except that the Interim Financials do not contain footnotes. Except as set forth in the Form 10-K and Form 10-Q, there are no Liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) in respect of the Business or the Assets (including with respect to Environmental Laws) other than (a) Liabilities disclosed or provided for in the Interim Financials and (b)Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Interim Financials.

Process; Brokers. Seller represents that the Purchase Price is the market value of the assets based upon an extensive market search performed by Seller. There is no broker, finder, investment banker or other person, other than McCabe, Mintz & Company, L.L.P., whose fees are to be paid by Seller, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Seller.

Taxes. Except as set forth on Schedule 4.13 of the Seller Disclosure Schedule, there are no pending issues, adjustments, audits or controversies relating to, nor claims asserted for, ad valorem taxes or assessments upon the Assets. Except for real estate taxes not yet due, there are no tax liens outstanding against any of the Assets. Seller has withheld and paid or caused to be paid pursuant to Federal, state, local or foreign laws, rules or regulations such amounts required to be withheld and paid from the wages of the employees of Seller or the Business. Seller has made all foreign, Federal, state and local filings, reports and declarations relating to taxes of any kind required to be filed and has paid all taxes shown thereon. Except as set forth on Schedule 4.13 of the Seller Disclosure Schedule, none of the Assets is, or is subject to, a lease subject to (i) Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect on the day before the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; or (ii) Section 7701(h) of the Code or any predecessor thereto. Except as set forth on Schedule 4.13 of the Seller Disclosure Schedule, none of the Assets (i) is tax-exempt use property within the meaning of Section 168(h) of the Code; or (ii) secures any debt, the interest of which is tax exempt under Section 103 of the Code. Seller is not a person other than a United States person within the meaning of the Code. The transactions contemplated herein are not subject to tax withholding provisions of the Code or any other provisions of law.

Products. The Products included in the Inventory were produced in all material respects in accordance with all Laws or Decrees, including the U.S. Federal Food, Drug and Cosmetic Act, and do not constitute adulterated or misbranded goods within the meaning of such Act.

Solvency. Seller is on the date hereof, and after giving effect to the Acquisition and the consummation of the transactions contemplated hereby will be, Solvent.

Diverted Sales. Not more than five percent of the U.S. sales revenues of the Business for (a) the fiscal year ended December 31, 1997 and (b) the five months ended May 31, 1998 was attributable to sales other than to the Professional Market or distributors or brokers known to sell Products of the Business to businesses other than those in the Professional Market.

Supplier Lists. Schedule 4.17 of the Seller Disclosure List lists all Suppliers and accounts payable of Sellers Suppliers as of July 7, 1998 and the amount thereof. As of the date hereof, Seller has no knowledge of any pending price increase relating to raw materials or components used in the manufacture of the Products.

Orders.

As of July 13, 1998, the aggregate amount of orders for the sale of finished Products to customers is not more than $337,687.

Schedule 4.18 of the Seller Disclosure Schedule sets forth a list of the dollar amount of outstanding customer orders as of July 13, 1998 for the purchase of Products by the customers of the Business. Set forth on Schedule 4.18 are the standard terms under which the Products are sold.

Raw Materials. Seller does not provide any proprietary raw materials or components to the Business for which substitutes are not commercially available.

Employee Benefit Plans.

Schedule 4.20 of the Seller Disclosure Schedule contains a list and a brief, general description of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any employee benefit plan within the meaning of Section 3(3) of ERISA, under which Seller has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of Seller has or may have any current or future right to benefits (the term plan shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a Plan). Seller has delivered to Purchaser true and complete copies of (i) each Plan, (ii) the summary plan description for each Plan for which a summary plan description is required by law to be furnished to participants, (iii) the latest annual report, if any, which has been filed with the IRS for each Plan, and (iv) with respect to any Plan intended to comply with Section 401(k) of the Code, copies of calculations for the most recent three Plan years showing such Plans compliance with the requirements under Section 401(k)(3) and, if applicable, 401(m)(2) of the Code. Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan or any other circumstance or event has adversely affected its tax qualified status. No plan is subject to Title IV of ERISA.

There are no actions, claims, lawsuits or arbitrations pending, or, to the knowledge of Seller, threatened, with respect to any Plan which could result in liability to Purchaser.

No Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than an employee of Seller, other than spouses or dependents of employees under health and child care policies listed on Schedule 4.20 of the Seller Disclosure Schedule and delivered to Purchaser.

The consummation of the transactions contemplated by this Agreement will not (i) entitle any employee of Seller to severance pay or termination benefits for which Purchaser or any of its Affiliates may become liable, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee for which Purchaser or any of its Affiliates may become liable or (iii) obligate Purchaser or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any employee, consultant or agent of Seller for periods before the Closing Date or for personnel whom Purchaser does not actually employ.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as specifically set forth in Purchasers disclosure schedule (the Purchaser Disclosure Schedule) provided to Seller in connection with this Agreement, Purchaser hereby represents and warrants to Seller that:

Organization, Authorization and Validity. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite power and authority to own, lease and operate its property and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which its property is owned, leased or operated or the nature of Purchasers business makes such qualification necessary. Purchaser has delivered true and complete copies of its certificate of incorporation and bylaws to Seller. This Agreement has been, and, upon the execution and delivery thereof by Purchaser, the Manufacturing Agreement and each other Transaction Document will be, duly and validly executed and delivered by Purchaser. Each Transaction Document constitutes, or, upon the execution and delivery thereof by Purchaser, each Transaction Document will constitute, the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Purchaser has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents, and to carry out the transactions contemplated by this Agreement and the other Transaction Documents. All requisite corporate action on the part of Purchaser has been taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby.

No Conflicts. The execution and the delivery of this Agreement and the other Transaction Documents by Purchaser do not, and the consummation of the transactions contemplated herein and therein and compliance with the provisions hereof and thereof will not (a) conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or give rise to any right of termination, cancellation, acceleration, modification or other right pursuant to (i) the certificate of incorporation or bylaws of Purchaser, (ii) any Law or Decree, (iii) any provision of any agreement or instrument, license, permit, lease, mortgage, indenture, note or other obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound, or (b) result in the creation of any Encumbrance upon any property or assets used or held in connection with Purchasers business. No consent of any third party or any Governmental Entity is required to be obtained on the part of Purchaser to permit the consummation of the transactions contemplated in this Agreement and the other Transaction Documents.

Financing. Purchaser has sufficient cash and/or available borrowing capacity under existing credit facilities to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

Non-Interference. Except for competition in the ordinary course consistent with past practice, Purchaser has not engaged in any activity with the intent or, to Purchasers knowledge, which has had the effect of interfering with Sellers operation of the Business. Except for competition in the ordinary course consistent with past practice, Purchaser further covenants and agrees that it will not engage in any activity which could interfere with the Sellers operation of the Business in the ordinary course prior to the Closing Date.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

Conditions to Each Partys Obligations. The respective obligations of each party to this Agreement to consummate the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction or waiver by such party at or prior to the Closing of the following conditions:

No Orders. No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the Acquisition or consummation of any other transaction contemplated herein.

Permits, Authorizations and Approvals. All permits, authorizations, approvals and orders required to be obtained under all applicable Laws or Decrees in connection with the transactions contemplated herein, shall have been obtained and shall be in full force and effect at the Closing Date.

Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions to be performed by it at the Closing are subject to the satisfaction or waiver by Seller at or prior to the Closing of the following additional conditions:

Representations and Warranties. All of the representations and warranties of Purchaser set forth in ARTICLE V hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and
Purchaser  shall  have  delivered  to  Seller  a  certificate   (the  Purchaser
Compliance Certificate) to such effect dated as of the Closing Date and signed by the President, Chief Financial Officer or Senior Vice President, Finance & Administration of Purchaser.

Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser at or prior to the Closing shall have been duly complied with and performed in all material respects, and Purchaser shall have delivered to Seller the Purchaser Compliance Certificate to such effect.

Purchase Price. Purchaser shall have delivered the Purchase Price to Seller and the Escrow Agent in accordance with Section 2.4 hereof.

Purchasers Closing Deliverables. At the Closing, Purchaser shall have delivered to Seller the following items:

the Purchase Price due and $100,000 pursuant to Section 7.6 on the Closing Date via wire transfer in accordance with Section 2.4;

the Purchaser Compliance Certificate in accordance with Sections 0(0) and (0) hereof;

the License Agreement in accordance with Section 2.1(b) hereof; and

Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions to be performed by it at the Closing are subject to the satisfaction or waiver by Purchaser at or prior to the Closing of the following additional conditions:

Representations and Warranties. All the representations and warranties of Seller set forth in ARTICLE IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and Seller shall have delivered to Purchaser a certificate (the Seller Compliance Certificate) to such effect dated as of the Closing Date and signed by the President or the Chief Financial Officer of Seller.

Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing shall have been duly complied with and performed in all material respects, and Seller shall have delivered to Purchaser the Seller Compliance Certificate to such effect.

Required Consents. Any and all required consents from third parties to the Assumed Contracts set forth on Schedule 4.9 of the Seller Disclosure Schedule and other consents required to allow the consummation of the Acquisition and the transactions contemplated by the Transaction Documents shall have been obtained and delivered to Purchaser.

Transfer Documents. All documentation pursuant to which the Acquisition and the other transactions contemplated by the Transaction Documents are to be consummated and effected, including bills of sale, assignments and other documents or instruments of transfer, shall have been duly executed and delivered by Seller in form and substance reasonably satisfactory to Purchaser and its counsel. All of the Assets, including the Assumed Contracts, shall have been transferred or assigned to Purchaser free and clear of all Encumbrances and Purchaser and its counsel shall have received evidences of such transfers reasonably satisfactory to them.

Bulk Sales. Seller shall have complied with any and all bulk sales, bulk transfer or similar laws, if any, applicable to the transactions contemplated in this Agreement herein.

Sellers Closing Deliverables. Seller shall have delivered to Purchaser the following items:

bills of sale, intellectual property assignments, assignments and assumptions of contracts and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to counsel to Purchaser, as shall be legally sufficient to vest in Purchaser good and marketable title to the Assets;

the Seller Compliance Certificate in accordance with Sections 0(0) and (0) hereof;

the License  Agreement  and the Patent  License  Agreement  in  accordance  with
Section 2.1 hereof;

all required consents from third parties to the Assumed Contracts in accordance with Section 0(0) hereof, the consent of Norwest Business Credit, Inc. to the Acquisition and to the Security Agreement in the Escrow and other consents listed in Schedule 4.2 to the Seller Disclosure Schedule;

documentation   evidencing,   to  the  reasonable   satisfaction  of  Purchaser,
compliance with all applicable bulk sales laws;

a certificate, signed by the Secretary of Seller, certifying as to the truth and accuracy of, and attaching copies of, Sellers charter documents and board of
directors  and   shareholder   resolutions   adopted  in  connection   with  the
Acquisition; and

the Manufacturing Agreement and the Transition Services Agreement, each duly executed and delivered by Seller;

the Escrow Agreement, and Form UCC-1 and other documents regarding the security interests granted therein duly executed and delivered by Seller and the Escrow Agent;

evidence, reasonably satisfactory to Purchaser, of the application of the Purchase Price to retirement of $6.5 million of Sellers indebtedness under the Restated Credit and Security Agreement dated as of May 16, 1997 as subsequently amended between Seller and Norwest Business Credit, Inc. or such similar financing arrangement Seller has in effect at the time of Closing;

an opinion of Gray Cary Ware & Freidenrich LLP, counsel to Seller, in form and substance reasonably satisfactory to Purchaser;

a certificate of Seller, in compliance with Section 1.1445-2(b)(2) of the regulations under the Code, listing Sellers name, address and U.S. employer identification number and stating that Seller is not a foreign person;

the Security Agreement and FormsUCC-1 and all other documents regarding the security interest granted thereby;

lab books containing technical data and information (the Lab Books) and all other books and records (the Business Records) relating to the Business, based on Sellers good faith determination, as follows:

Originals of such Lab Books and Business Records which contain information relating solely to the Business,

Copies of such Lab Books and Business Records which contain information relating to the Business and other products or businesses of the Seller not sold to the Purchaser pursuant to this Agreement;

UCC-3 termination statements relating to the release of security interests of third parties in any of the Assets; and

all other documents required to be delivered to Purchaser under the provisions of this Agreement.

                                   ARTICLE VII

                                    COVENANTS

Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, without further consideration, Seller and/or Purchaser shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as may be necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchasers title to or other interest in, the Assets including, without limitation, the Intellectual Property, and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, and to comply with the requirements of any regulatory or governmental authority.

Access to Information. So long as this Agreement is in effect, and subject to the provisions of the Confidentiality Agreement between Seller and Purchaser, Seller will (and will cause each of Sellers Affiliates and such Affiliates respective accountants, counsels, consultants, employees and agents) to provide to Purchaser or Purchasers accountants, counsels, consultants, employees or agents full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to all of such properties, assets, books, contracts, commitments, reports and records relating to, the Business as the Purchaser shall from time to time reasonably request. In addition, Seller shall permit Purchaser or Purchasers accountants, counsels, consultants, employees or agents reasonable access to qualified personnel of Seller during normal business hours as may be necessary or useful to Purchaser, provided that such access has been approved in advance by Seller and relates to review of Sellers business as it relates to the Assets and the above-mentioned documents, records, work papers and information.

Conduct of Business. From and after the date of this Agreement until the Closing Date, Seller shall, and shall cause its Affiliates to, with respect to the Business and the Assets, (i) carry on the Business in the ordinary course in substantially the same manner as currently conducted and use reasonable efforts to preserve intact the business relationships with third parties, (ii) not take any action or fail to take any action to cause or permit any of the representations and warranties in Section 4.10 to be untrue at the Closing Date,
(iii) not terminate or amend, or waive any material right under, any Assumed Contract and (iv) not make any material changes to currently planned marketing, advertising, promotional and manufacturing expenditures in connection with the Business.

Removal of Property.

Warehousing of Purchased Inventory. Subject to the terms of any agreement that may be entered into between Seller and Purchaser to the contrary, following the Closing, Seller shall permit Purchaser access to its premises for purposes of removing any tangible Assets, including Inventory, and shall cooperate with Purchaser in such removal.

Purchaser shall be entitled to warehouse such amounts of the Inventory purchased pursuant to this Agreement (Purchased Inventory) at Sellers warehouse on the following terms:

Up to 1,000 pallets of Purchased Inventory may be so warehoused from the Closing Date through January 31, 1999 at no charge to Purchaser;

Purchased Inventory in excess of 1,000 pallets will incur a storage charge of $0.05 per case per month (pro rated for each partial month) (the Storage Fee);

All Purchased Inventory remaining in Sellers warehouse after January 31, 1999 will be subject to the Storage Fee and shall be removed therefrom by Purchaser as soon as reasonably possible;

All Inventory manufactured for Purchaser pursuant to the Manufacturing Agreement shall be subject to storage charges as provided therein.

Reasonable Efforts. Each of Seller and Purchaser shall use their reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary or appropriate, subject to applicable laws, to perform its obligations under this Agreement and the other Transaction Documents and to satisfy the conditions to Closing.

Non-Compete Covenant; Confidentiality.

Seller hereby acknowledges and recognizes its possession of confidential or proprietary information and the highly competitive nature of the Business and accordingly agrees that, in consideration of Purchaser entering into this Agreement and the other transactions contemplated hereby and the premises contained herein, Seller will not, from and after the date of the Closing for a period of two years after the date of the Closing, for any reason whatsoever,
(i) directly or indirectly, or by action in concert with others, own, manage, operate, join, control, finance or participate in, or participate in the ownership, management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, employee, investor, owner, partner, manager, joint venturer or otherwise with, or permit its name to be used by or in connection with, any business, enterprise or other entity engaged anywhere in the world in the sale or marketing of any of Sellers current products, as set forth in Schedule 7.6, to the Professional Market or participate in the Professional Market using the Lamaur name; provided, however, that this Section shall not prevent the beneficial ownership for investment purposes of 2% or less of any class of equity securities of any such Person which are registered under Section 12 of the Securities Exchange Act of 1934, or the use by Seller in its retail (non-professional) business of the Lamaur name; or (ii) directly or indirectly (either through an Affiliate or otherwise) seek to hire or otherwise solicit to employ in any capacity, as employee, consultant, agent or otherwise any current or future employee of any member of the Purchaser Group (as defined in Section 8.2(a)) or any Affiliate of a member of the Purchaser Group. Seller further acknowledges that pursuant to the License Agreement it will not participate in the Professional Market using the Lamaur name.

Seller shall at all times subsequent to the execution of this Agreement maintain, and shall use reasonable efforts to cause its Affiliates and its and their officers, directors, employees, accountants, counsel, consultants, advisors and agents to maintain, the confidentiality of non-public information regarding the Business except subject to the extent disclosure of such information is required by law (in which case, if the disclosure is required in connection with a judicial or quasi-judicial proceeding, Seller shall promptly notify Purchaser and give Purchaser the opportunity to oppose or seek confidential treatment of such disclosure) or in connection with a proceeding arising out of or relating to this Agreement. On and after the Closing Date, Seller shall grant Purchaser the right to enforce the confidentiality provisions of any existing agreements with persons employed in the Business on or prior to the Closing Date. Seller agrees to use reasonable efforts to assist Purchaser in enforcing such provisions or agreements, irrespective of whether such employees shall have been terminated at such time.

In the event of a breach or threatened breach by Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining such party from such breach. Nothing contained in this paragraph (c) or elsewhere in this Agreement (including Article VIII) shall be construed as prohibiting Purchaser from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Seller of the provisions of this Section.

Purchaser shall pay Seller $100,000 at Closing in consideration of the covenants set forth in this Section 7.6.

No Solicitation by Seller. Seller shall immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to the sale or other disposition of the Assets (an Acquisition Transaction). Seller shall not, and shall use its reasonable efforts to cause Sellers employees or other Affiliates not to, directly or indirectly, encourage, solicit, participate in, facilitate or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser or its respective directors, officers, employees or other Affiliates or representatives) concerning any Acquisition Transaction or any discussions or negotiations with respect thereto. Seller shall immediately communicate to Purchaser any such inquiries or proposals regarding an Acquisition Transaction and the terms thereof.

Payment of Performance-Related Compensation. Seller shall continue to pay to its employees, distributors, suppliers and other agents all commissions and other compensation accrued or earned in a manner consistent with its past practices.

Research and Development. At Purchasers request and as part of the services under the Transition Services Agreement, following the Closing Date, Seller shall provide research and development with respect to the Products, including new aerosol formulations in order to comply with proposed regulatory requirements.

Removal of Lamaur Name. As soon as practicable following the Closing Date, Seller will remove from all of its Salon Style products and packaging the Lamaur Brand name. Seller shall not introduce any new Salon Style products using the Lamaur Brand name.

Seller Obligations under Assumed Contracts. Seller shall pay when due its obligations under the Assumed Contracts in accordance with their terms, provided that, Seller shall not be responsible for those obligations being assumed by the Purchaser, pursuant to Section 2.2(a). If Seller shall not pay such amounts described herein when due, Purchaser shall be entitled to immediate release of funds from the Escrow Fund upon delivery to the Escrow Agent of a claim with respect to this Section 7.11 in such form as is provided by the Escrow Agreement. Purchaser shall copy the Seller on all such claims submitted to the Escrow Agent and shall include therewith detailed information regarding such claim. Unless objected to within 30 days of receipt by Seller, such claims shall be deemed accepted by the Seller. Claims under this Section 7.11 shall not be included in determining whether the Purchaser Floor has been exceeded. If any obligation on the part of the Seller relating to such Assumed Contracts remain accrued and unpaid at January 31, 1999, whether or not due, the Purchaser may require that such obligations be satisfied from the Escrow Fund.

Technical Information.

Seller agrees that at such time as Purchaser is engaged in litigation which pertains to any of the information contained in the Lab Books or the Business Records, upon notice from the Purchaser, Seller shall transfer to the Purchaser such original Lab Books or the Business Records as pertain to such litigation. Seller shall be entitled to retain a copy of any Lab Books or the Business Records transferred pursuant to this Section 7.12.

Purchaser acknowledges that as compiled the Lab Books and Business Records may contain data which does not relate solely to the Business. Purchaser shall at all times, and shall use reasonable efforts to cause its Affiliates and its and their officers, directors, employees, accountants, counsel, consultants, advisors and agents to, maintain, the confidentiality of non-public information not related to the Business except subject to the extent disclosure of such information is required by law (in which case, if the disclosure is required in connection with a judicial or quasi-judicial proceeding, Seller shall promptly notify Purchaser and give Purchaser the opportunity to oppose or seek confidential treatment of such disclosure) or in connection with a proceeding arising out of or relating to this Agreement. Purchaser agrees to use reasonable efforts to assist Seller in enforcing such provisions or agreements, irrespective of whether such employees shall have been terminated at such time.

In the event of a breach or threatened breach by Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining such party from such breach. Nothing contained in this paragraph (c) or elsewhere in this Agreement (including Article VIII) shall be construed as prohibiting Purchaser from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Seller of the provisions of this Section.

Sellers Application of Purchase Price Proceeds. Seller agrees that the proceeds of the sale under this Agreement, exclusive of such amounts as are applied as provided in Section 6.3(f)(ix), shall be used to pay creditors of the Seller as it deems appropriate or for working capital purposes.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Survival of Representations and Warranties. The representations and warranties made by Seller or Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall terminate as of six (6) months following the Closing Date.

The obligations of Seller to indemnify members of the Purchaser Group for any Indemnifiable Losses is subject to the condition that Seller shall have received an Indemnification Claim for all Indemnifiable Losses (as such terms are defined below) for which indemnity is sought on or before the expiration date for the applicable representation or warranty set forth in the preceding paragraph. The obligation of Purchaser to indemnify members of the Seller Group for Seller Losses (as such terms are defined below) is subject to the condition that Purchaser shall have received an Indemnification Claim for all Seller Losses for which indemnity is sought on or before the expiration date for the applicable representation set forth in the preceding paragraph.

Indemnification by Seller.

Subject to the terms and conditions of this ARTICLE VIII, Seller agrees to indemnify, defend and hold harmless Purchaser and its partners and their successors, assigns and each of their respective officers, managers, members, partners, directors, shareholders, employees, attorneys, representatives and agents (all such persons and entities being collectively referred to as the Purchaser Group) from and against any and all Losses, up to an amount equal to the Purchase Price, which were incurred or sustained by any member of the Purchaser Group as a result of or arising under or in connection with (i) any inaccuracy or breach of any representation, warranty or covenant made by Seller pursuant to this Agreement or any other Transaction Document, (ii) the manufacture, use by Seller of the Assets on or prior to the Closing Date,
(iii) any and all Excluded Liabilities, (iv) any claims arising under any Environmental Law with respect to Products manufactured by or on behalf of Seller, (v) the conduct of the Business on or prior to the Closing Date and (vi) any Products sold on or prior to the Closing Date, including any product liability claims related thereto (collectively, Indemnifiable Losses). For purposes of clause (vi) of the foregoing sentence, unless otherwise determinable, Losses asserted, arising or incurred (i) within three months following the Closing Date shall be deemed to be attributable to products sold on or prior to the Closing Date and (ii) after three months following the Closing Date shall be deemed to be attributable to products sold after the Closing Date.

The indemnification obligations of Seller pursuant to Section 8.5(a) shall be satisfied, first, from the Escrow Fund in accordance with the terms of the Escrow Agreement and, second, by Seller delivering to Purchaser by certified check or wire transfer the amount of such indemnity payable pursuant to this
Section 8.2.

Except as provided in Section 8.2(d), and Section 7.11, Seller shall not be required to indemnify Purchaser and/or any other member of the Purchaser Group for any Indemnifiable Losses under this Section 0 until the aggregate amount of all Indemnifiable Losses under all individual Indemnification Claims (as defined below) shall exceed Fifty Thousand Dollars ($50,000) (the Purchaser Floor); provided, however, that if the aggregate amount of Indemnifiable Losses shall exceed the Purchaser Floor, Seller shall indemnify Purchaser for all Indemnifiable Losses, subject to the further limitations set forth in this
ARTICLE VIII.

Purchaser   shall   be   entitled   to    indemnification    by   Seller   under
Section 8.2(a)(vi) above for claims which relate to Product returns and allowances, granted by Purchaser in good faith in commercially reasonable amounts (but not including any returns arising as a result of termination of any distributor or refusing to fulfill purchase orders of a distributor who actively distributed Products prior to the Closing Date) during the three months following the Closing Date (Product Returns).

Purchaser shall be entitled to immediate release of funds from the Escrow Fund upon delivery to the Escrow Agent of a claim with respect to Product Returns in such form as is provided by the Escrow Agreement. Purchaser shall copy Seller on all such Product Return Claims submitted to the Escrow Agent and shall include therewith detailed information regarding such Product Returns. Unless objected to within 30 days of receipt by Seller, such Product Return claim shall be deemed accepted by Seller.

Purchaser shall further be entitled to indemnification for allowances granted subsequent to the third month following the Closing Date and before January 31, 1999, which relate to periods prior to the Closing Date (Product Allowances). Purchaser may make claims against the Escrow Fund for Product Allowances in accordance with the terms of the Escrow Agreement.

The Escrow Fund shall be the Purchasers sole source of indemnification for Product Returns and Product Allowances. Claims for Product Returns and Product Allowances shall not be included in determining whether the Purchaser Floor has been exceeded.

Subject to Section 7.6, Purchasers exclusive remedy against Seller for any Indemnifiable Losses hereunder shall be indemnification under this ARTICLE VIII; provided, however, that nothing contained in this ARTICLE VIII shall limit in any manner, any remedy at law or in equity to which Purchaser or any other member of the Purchaser Group shall be entitled against Seller as a result of fraud or intentional misrepresentation by Seller, or any of its representatives or agents.

Indemnification by Purchaser.

Subject to the terms and conditions of this ARTICLE VIII, Purchaser agrees to indemnify, defend and hold harmless Seller and its partners and their successors, assigns and each of their respective officers, managers, members, partners, directors, shareholders, employees, attorneys, representatives and agents (all such persons and entities being collectively referred to as the Seller Group) from and against any and all Losses, up to an amount equal to the Purchase Price, which were incurred or sustained by any member of the Seller Group as a result of or arising under or in connection with (i) any inaccuracy or breach of any representation, or warranty or covenant made by Purchaser pursuant to this Agreement, (ii) the use by Purchaser of the Assets following the Closing Date (collectively, Seller Losses).

Purchaser shall not be required to indemnify Seller and/or any other member of the Seller Group for any Seller Losses under this Section 0(0) until the aggregate amount of all Seller Losses under all individual Indemnification Claims (as defined below) shall exceed Fifty Thousand Dollars ($50,000) (the Seller Floor); provided, however, that if the aggregate amount of Seller Losses shall exceed the Seller Floor, Purchaser shall indemnify Seller for all Seller Losses, subject to the further limitations set forth in this
ARTICLE VIII.

Sellers exclusive remedy against Purchaser for any Seller Losses hereunder shall be indemnification under this ARTICLE VIII; provided, however, that nothing contained in this ARTICLE VIII shall limit in any manner, any remedy at law or in equity to which Seller or any other member of the Seller Group shall be entitled against Purchaser as a result of willful fraud or intentional misrepresentation by Purchaser, or any of its representatives or agents.

Procedures for Indemnification.

As used in this ARTICLE VIII, the term Indemnitor means the party against whom indemnification hereunder is sought, and the term Indemnitee means the party seeking indemnification hereunder.

A claim for indemnification hereunder (an Indemnification Claim,) shall be made by Indemnitee by delivery of a written notice to Indemnitor as soon as reasonably practicable following Indemnitees awareness of circumstances giving rise to such Indemnification Claim, requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall attach relevant documentation related to the Indemnification Claim), the amount of the asserted Indemnifiable Losses or Seller Losses, as the case may be, and, in the case of a Third Party Claim (as defined below), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim; provided that the failure to give such notice shall not prejudice the rights of the Indemnitee under this Agreement, except to the extent the Indemnitor is materially prejudiced thereby.

If the Indemnification Claim involves a Third Party Claim, then the procedures set forth in Section 0 hereof shall be observed by Indemnitee and Indemnitor.

If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall thereafter be paid by Indemnitor in accordance with Section 0(0) hereof. If an objection is timely delivered by Indemnitor and the dispute is not resolved within twenty (20) business days from the delivery of such objection (the Negotiation Period), either party may bring an action in court to resolve such dispute. The right of Indemnitee to be indemnified hereunder shall not limit or otherwise affect any other rights or remedies it may have with respect to the matters indemnified.

Subject to Section 0(0), upon determination of the amount of an Indemnification Claim, whether by (i) an agreement between Indemnitor and Indemnitee, (ii) an arbitration award or (iii) a final judgment (after expiration of all periods for appeal of such judgment) or other final nonappealable order, such amount shall be paid, first, by drawing on the Escrow Fund in accordance with the terms of the Escrow Agreement and, second, by certified check delivered by Indemnitor to the Indemnified Party, in each case within ten (10) days of the date such amount is determined.

Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a Third Party Claim), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

Indemnitee shall give Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof. Any delay in giving notice to the extent it does not materially prejudice Indemnitor, shall not affect Indemnitees rights to Indemnification hereunder. With respect to Third Party Claims for which indemnification is claimed hereunder, the Indemnitor shall be entitled to participate in and, if (i) in the judgment of the Indemnitee such claim can properly be resolved by money damages alone and the Indemnitor has the financial resources to pay such damages and (ii) the Indemnitor admits that this indemnity fully covers the claim or litigation, the Indemnitor shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnitee, and to settle and compromise any such claim or action for money damages alone; provided, however, that if the Indemnitee has elected to be represented by separate counsel pursuant to the proviso below, or if such settlement or compromise does not include an unconditional release of the Indemnitee for any liability arising out of such claim or action, such settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld. It shall not be unreasonable for the Indemnitee to withhold consent to any settlement that does not contain such an unconditional release of the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under this Section 8.5 for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or of assistance as contemplated by this Section 8.5; provided, however, that the Indemnitee shall have the right to employ counsel to represent it if, in the opinion of counsel to the Indemnitee, it is advisable for the Indemnitee to be represented by separate counsel due to actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnitor; provided, that in no event shall the Indemnitor be responsible for the fees of more than one counsel to the Indemnitee. The Indemnitee and the Indemnitor shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

Purchaser agrees that all claims made by any member of the Purchaser Group with respect to the indemnification obligations of Seller hereunder shall be made in accordance herewith and, for as long as the Escrow Fund shall be in existence, with the terms of the Escrow Agreement. The Escrow Fund shall not represent a limitation on the amount of damages or Loss recoverable by Purchaser or any other member of the Purchaser Group against Seller.

                                   ARTICLE IX

                                     GENERAL

Governing Law. It is the intention of the parties hereto that the internal laws of the State of New York (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

Assignment; Binding upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that Purchaser may assign this Agreement to any of its Affiliates. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Seller further agrees and covenants that it will not enter into any agreement relating to the sale of substantially all its assets or the retail business of the Seller without the agreement by such purchaser under such agreement to be bound by the provision of
Section 7.6.

Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be illegal, invalid or unenforceable, the remainder of such provision shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties hereto that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the geographic scope covered thereby, such court shall reduce the duration or the geographic scope of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced. With respect to any other provision found to be illegal, void or unenforceable, the parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the illegal, invalid or unenforceable provision.

Entire Agreement. This Agreement, the Manufacturing Agreement, Transition Services Agreement, Escrow Agreement, Security Agreement, License Agreement, the Patent License Agreement, the exhibits and schedules hereto and thereto, the documents referenced herein and therein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

Expenses. Except as otherwise expressly set forth herein, the parties shall each pay their own fees and expenses (including but not limited to any and all accountants, attorneys, investment bankers or brokers fees and costs) incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated herein, whether or not the transactions contemplated herein are consummated.

Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

Waiver. Each party hereto may, by written notice to the others: (a) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others, (b) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement, (c) waive compliance with any of the covenants of the others contained in this Agreement or (d) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

Public Announcement. Neither Purchaser nor Seller shall disclose the existence or the terms of this Agreement without prior written consent of the other party, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Notices. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (or if mailed by registered or certified mail), (b) the day after dispatch if sent by overnight courier, (c) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), properly addressed to the parties at the following addresses:

Seller:                    The Lamaur Corporation
                           One Lovell Avenue
                           Mill Valley, California 94941
                           Attention: Don G. Hoff
                           Telephone No.:  (415) 380-8200
                           Facsimile No.:  (415) 380-8170

with copies to:            Gray Cary Ware & Freidenrich LLP
                           139 Townsend Street
                           San Francisco, California  94107
                           Attention:  J. Howard Clowes, Esq.
                           Telephone No.: (415) 836-2500
                           Facsimile No.:  (415) 836-9220

Purchaser:                 Zotos International, Inc.
                           100 Tokeneke Road
                           Darien, Connecticut  06820
                           Attention:  Herb B. Nieporent
                           Telephone No.: (203) 655-8911
                           Facsimile No.  (203) 656-7794

with a copy to:            Zotos International, Inc.
                           100 Tokeneke Road
                           Darien, Connecticut  06820
                           Attention:  Joseph S. Kendy, Jr.
                           Telephone No.: (203) 656-7866
                           Facsimile No.  (203) 656-7887

Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

by mutual written consent of Purchaser and Seller;

by notice of Purchaser to Seller if Seller shall have breached in any material respect any of its representations, warranties or covenants contained in this Agreement;
by notice of Seller to Purchaser if Purchaser shall have breached in any material respect any of its representations, warranties or covenants contained in this Agreement; or

by notice of either Purchaser or Seller, if such party is not in breach of any representation, warranty or covenant contained in this Agreement and the Closing shall not have occurred on or prior to July 31, 1998.

Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to the termination hereof. Except as aforesaid, upon a termination of this Agreement, all rights and obligations of the parties hereunder shall terminate, except their obligations under Sections 9.6 and 9.10.



                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ___________, 1998.


THE LAMAUR CORPORATION,
a Delaware corporation

By:
Title:


ZOTOS INTERNATIONAL, INC.,
a New York corporation

By:
Title:


                                  Exhibit 99.1

                             The Lamaur Corporation
                   Pro Forma Condensed Statement of Operations
                      Twelve Months Ended December 31, 1997
                                 (In thousands)

                                                  Historical                    Adjustments                   Pro Forma
                                                  ----------                    -----------                   ---------

                                                                                Note 1

Net Sales                                         $102,104                      (17,403)                      $84,701

Net Sales to Dow Brands                             16,371                           -                         16,371
                                                    ------                      -------                       -------

Total Net Sales                                    118,475                      (17,403)                      101,072

Cost of Goods Sold                                  69,626                       (9,510)                       60,116
                                                    ------                      -------                        ------

Gross Margin                                        48,849                       (7,893)                       40,956

Selling, General and Administrative Expenses        66,375                       (4,841)                       61,534
                                                    ------                       ------                        ------

Operating Loss                                     (17,526)                      (3,052)                      (20,578)

Interest Expense                                    (2,236)                           -                        (2,236)

Interest and Other Income                              402                            -                           402
                                                    ------                      -------                       -------
Net Loss                                          ($19,360)                     ($3,052)                     ($22,412)
                                                  ========                      =======                      ========

Note 1. The adjustment for cost of goods sold and selling, general and administrative expenses include only expenses directly attributable to the salon brands sold and does not include overhead costs. The Company will be continuing to adjust its overhead in recognition of the sale of the salon brands.


                              The Lamaur Corporation
                  Pro Forma Condensed Statement of Operations
                         Six Months Ended June 30, 1998
                                   (In thousands)

                                        Historical                    Adjustments              Pro Forma
                                        ----------                    -----------              ---------
                                                                         Note 1

Net Sales                               $42,477                       (7,267)                  $35,210

Cost of Goods Sold                       24,467                       (3,954)                   20,513
                                         ------                       ------                    ------

Gross Margin                             18,010                       (3,313)                   14,697

Selling, General and Administrative      17,745                       (1,906)                   15,839
Expenses                                 ------                       -------                   ------

Operating Income (Loss)                     265                       (1,407)                   (1,142)

Interest Expense                         (1,403)                           -                    (1,403)

Other Income                                 44                            -                        44
                                        -------                       --------                 -------
Net Loss                                ($1,094)                      ($1,407)                 ($2,501)
                                        =======                       =======                  =======

Note 1
The adjustment for cost of goods sold and selling, general and administrative expenses include only expenses directly attributable to the salon brands sold and does not include overhead costs. The Company will be continuing to adjust its overhead in recognition of the sale of the salon brands.


                                              THE LAMAUR CORPORATION
                                         PRO FORMA CONDENSED BALANCE SHEET
                                                  JUNE 30, 1998
                                 (In thousands, except share and per share data)
                                                   (Unaudited)


                                                                        Historical     Adjustments       Proforma
                                                                       -------------  --------------- --------------
ASSETS

Current Assets:
    Cash and cash equivalents                                                 $ 232            $ -           $ 232
    Cash escrow account                                                           -            500             500
    Accounts receivable, net                                                 12,860           (100)         12,760
    Inventories                                                              13,372         (3,050)         10,322
    Prepaid expenses and other current assets                                   401            (93)            308
                                                                       -------------  ------------- ---------------

      Total current assets                                                   26,865         (2,743)         24,122

Property, Plant and Equipment, Net                                           18,477           (137)         18,340

Other Assets                                                                     51              -              51
                                                                       -------------  ------------- ---------------

    Total Assets                                                           $ 45,393       $ (2,880)       $ 42,513
                                                                       =============  ============= ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                                       $ 12,876            $ -        $ 12,876
    Accrued expenses                                                          3,120            399           3,519
    Accrued salaries, wages and employee-related expenses                     1,700              -           1,700
    Current portion of long-term debt                                         1,629           (800)            829
                                                                       -------------  ------------- ---------------

      Total current liabilities                                              19,325           (401)         18,924

    Long-Term Debt                                                           15,511         (9,200)          6,311

    Stockholders' Equity
      Preferred stock, $.01 par value, 4,000,000 shares authorized:
      Series A Preferred stock, $.01 par value, 1,000,000 shares issued and outstanding at June 30, 1998.
       ($10.0 million liquidation preference)                                 8,500              -           8,500
      Series B Preferred stock, $.01 par value, 763,500 shares issued and outstanding at June 30, 1998.
       ($5.0 million liquidation preference)                                  5,000              -           5,000
      Common stock, $.01 par value, 12,000,000 shares authorized,
       5,884,468 shares issued and outstanding at June 30, 1998.                 59              -              59
      Additional paid-in-capital                                             20,552              -          20,552
      Stock subscriptions receivable                                            (50)             -             (50)
      Accumulated deficit                                                   (23,504)         6,721         (16,783)
                                                                       -------------  ------------- ---------------

       Total stockholders' equity                                            10,557          6,721          17,278
                                                                       -------------  ------------- ---------------

       Total Liabilities and Stockholders' Equity                          $ 45,393       $ (2,880)       $ 42,513
                                                                       =============  ============= ===============


                                  Exhibit 99.2

FOR IMMEDIATE RELEASE
For Further Information:
John D. Hellmann
Vice President, Chief Financial Officer
The Lamaur Corporation
(415) 380-8200

THE LAMAUR CORPORATION SELLS ITS PROFESSIONAL SALON
BRANDS TO ZOTOS INTERNATIONAL, INC., A SUBSIDIARY OF SHISEIDO

Mill Valley, CA, July 16, 1998 - The Lamaur Corporation announced today that it had entered into an asset sale agreement with Zotos International, Inc., a subsidiary of Shiseido Co., Ltd, Tokyo, Japan for the sale of the Companys Professional Salon Brands, including goodwill, inventory and other related assets. The purchase price is anticipated to be $11 million. The transaction is scheduled to close on or around July 31, 1998 subject to satisfaction of certain conditions. The proceeds of the sale will be used to pay down a portion of the Companys bank debt, reduce trade payables and for working capital.

With this sale we will accomplish an important step in our focus on satisfying creditors by paying down our bank debt and reducing past due obligations to suppliers, said Don Hoff, chief executive officer. In addition to further restructuring to lower operating costs, the Company, working together with its investment bankers, McCabe, Mintz & Company, will continue to pursue its strategy of selling assets or developing other transactions as necessary to fully satisfy obligations to creditors and to restructure and redefine the business with the goal of achieving profitable operations in the future, and thereby maximizing value for our Preferred and Common Shareholders.

It is too early to make statements regarding the actual path to be pursued as it is in part dependent upon the steps we take to meet our near term objective to satisfy our obligations to creditors as well as upon our ability to finance and sustain operations.

Lamaur very much appreciates the patience and support of our customers and loyal suppliers as well as the dedication and hard work of employees and professionals as we work through these complex issues. Said Mr.Hoff.

The foregoing includes certain forward looking statements,  including statements
regarding  the  Companys  plans  to  pursue   additional  sales  of  assets  or
reorganization of ongoing operations. These statements are subject to a number of risks and uncertainties, which could cause actual results to vary materially. These risks and uncertainties include risks that could impede any future asset sales or other transactions or cause such transactions to be concluded on unfavorable terms, including third parties interest in the acquisition of assets of the Company, the price and timing of any potential transactions, and the Companys ability to successfully negotiate any such transactions while sustaining the ongoing operations. Additional risks and uncertainties that could affect the Companys ability to either reorganize or to operate its business while negotiating significant transactions are described in the Companys filings with the Securities and Exchange Commission.

                                  Exhibit 99.3

FOR IMMEDIATE RELEASE
For Further Information:
John D. Hellmann
Vice President, Chief Financial Officer
(415) 380-8200

              THE LAMAUR CORPORATION COMPLETES $11 MILLION SALE OF
                PROFESSIONAL SALON BRANDS TO SHISEIDO SUBSIDIARY

Mill Valley, CA, August 4, 1998 - The Lamaur Corporation, Lamaur, has completed its previously announced sale of its Professional Salon brands to Zotos International, Inc., a subsidiary of Shiseido Co., Ltd., headquartered in Tokyo, Japan, for $11 million in cash, of which $0.5 million is in escrow. The proceeds from the sale are being used to pay down a portion of the Companys bank debt, reduce trade payables and for working capital.

The Lamaur Corporation is a company specializing in the manufacture and sale of personal hair care products. The Companys brands, WILLOW LAKE, COLOR SOFT, PERMA SOFT, SALON STYLE, STYLE and STYLE NATURAL REFLECTIONS are distributed to consumer retail outlets.